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                                                                    EXHIBIT 23.8



CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion of our Tax Opinion dated August 7, 1998 regarding the proper tax treatment of the merger of Bank of Los Angeles with and into Western Bancorp in the Form 10-K filed by Western Bancorp with the Securities and Exchange Commission, and incorporated by reference in their Form S-4, and the reference to our firm as experts.



/s/ VAVRINEK, TRINE, DAY &
CO., LLP
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LLPVAVRINEK, TRINE, DAY & CO.,

Rancho Cucamonga, CA
August 7, 1998